                                                                   EXHIBIT 10.9

                                                                  EXECUTION COPY

     AMENDMENT NO. 1 (this "AMENDMENT"), dated as of November 4, 2003, to the
Monitoring Fee Agreement (the "MONITORING FEE AGREEMENT"), dated as of November
4, 2003, among Nalco Company, a Delaware corporation (the "COMPANY"), Blackstone
Management Partners IV L.L.C., a Delaware limited liability company ("BMP"),
Apollo Management V, L.P. ("Apollo") and Goldman, Sachs & Co. ("GS"). BMP,
Apollo and GS are referred to herein collectively as the "SPONSOR MANAGEMENT
ENTITIES". Capitalized terms used but not defined herein shall have the meanings given thereto in the Monitoring Fee Agreement.

     WHEREAS, the Company and the Sponsor Management Entities are parties to the
Monitoring Fee Agreement; and

     WHEREAS, the Monitoring Fee Agreement provides for the annual payment by the Company to the Sponsor Management Entities of the Monitoring Fee for a term ending on December 31 of the year in which the Termination Date occurs; and

     WHEREAS, the parties acknowledge and agree that an objective of the Company is to maximize value for its shareholders which may include consummating (or participating in the consummation of) (i) a Change of Control or (ii) a
Qualified IPO; and

     WHEREAS, the Company and the Sponsor Management Entities recognize that it may be desirable in the future in connection with the Company's entry into a
Change of Control or Qualified IPO to substitute a one-time, lump sum payout by the Company to the Sponsor Management Entities for the Company's continuing annual obligation to pay the Monitoring Fee; and

     WHEREAS, the Services provided to the Company by the Sponsor Management
Entities will help to facilitate the consummation of a Change of Control or
Qualified IPO, should the Company decide to pursue such a transaction;

     NOW THEREFORE, in consideration of the premises and agreements contained herein and of other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   AGREEMENT

     SECTION 1. AMENDMENT TO SECTION 3 OF THE MONITORING FEE AGREEMENT.

     Section 3 of the Monitoring Fee Agreement is hereby amended by inserting at the end thereof new paragraphs (c) and (d) as follows:

     "(c) The parties acknowledge and agree that an objective of the Company is to maximize value for its shareholders which may include consummating (or participating in the consummation of) (i) a Change of Control (as defined below)
or (ii) a Qualified IPO (as defined in the Registration Rights Agreement dated
November 4, 2003 by and among Nalco Investment Holdings LLC and the Holders named therein). The Services provided to the Company by the Sponsor Management
Entities will help to facilitate the consummation of a Change of Control or

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Qualified IPO, should the Company decide to pursue such a transaction. In consideration of the Services provided pursuant hereto, following the provision of notice to the Sponsor Management Entities by the Company of the Company's
intent to enter into a Change of Control or Qualified IPO, the Sponsor
Management Entities may elect at any time in connection with or in anticipation of such Change of Control or Qualified IPO (or at any time thereafter) (which election can be made by decision of two of the three Investor Groups by the delivery of written notice to the Company (such notice, the "NOTICE" and the date on which such Notice is delivered to the Company, the "NOTICE DATE")) to receive the Lump Sum Payment (as defined below), in lieu of annual payments of the Monitoring Fee, such amount to be paid, unless prohibited by and subject to the terms of any agreement or indenture governing indebtedness of the Company or any of its subsidiaries, on the date on which the Change of Control or Qualified
IPO is consummated, or, if the Notice occurs subsequent to such date, as soon as practicable, but in no event, unless prohibited by and subject to the terms of any agreement or indenture governing indebtedness of the Company or any of its subsidiaries, later than 30 days subsequent to the Notice Date. The "LUMP SUM
PAYMENT" shall be a single lump sum cash payment equal to the then present value of all then current and future Monitoring Fees payable under this Monitoring Fee
Agreement, assuming the Termination Date to be the twelfth anniversary hereof
(using a discount rate equal to the yield to maturity on the Notice Date of the class of outstanding U.S. government bonds having a final maturity closest to the twelfth anniversary of the date hereof (the "DISCOUNT RATE")), and assuming further that each future annual Monitoring Fee would equal the highest annual
Monitoring Fee (including the Annual Amount and the Excess Amount) earned over the three fiscal years immediately preceding the fiscal year in which Notice is delivered; provided, that no portion of the Lump Sum Payment shall be payable to any Sponsor Management Entity if on the Notice Date the Investor Group
affiliated with such Sponsor Management Entity does not own any beneficial economic interest in Nalco Investment Holdings LLC. The Lump Sum Payment will be paid to each Sponsor Management Entity pro rata based on the average of the percentage interests in Nalco Investment Holdings LLC held by the Investor Group that is affiliated with such Sponsor Management Entity at the end of each fiscal year (relative to the percentage interests held by the other Investor Groups)
during the period from the Effective Time to the payment of the Lump Sum
Payment. The Lump Sum Payment will be payable to the Sponsor Management Entities by wire transfer in same-day funds to the bank account designated by the Sponsor
Management Entities.

     (d) To the extent the Company does not pay any portion of the Lump Sum
Payment by reason of any prohibition on such payment pursuant to the terms of any agreement or indenture governing indebtedness of the Company or its subsidiaries, any unpaid portion of the Lump Sum Payment shall be paid to the
Sponsor Management Entities on the first date on which the payment of such unpaid amount is permitted under such agreement or indenture, to the extent permitted by such agreement or indenture. Any portion of the Lump Sum Payment not paid on the scheduled due date shall bear interest at an annual rate equal to the Discount Rate, compounded quarterly, from the date due until paid."

     SECTION 2. GOVERNING LAW.

     This Amendment will be governed by, and construed in accordance with, the laws of the State of New York.

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     SECTION 3. COUNTERPARTS.

     This Amendment may be executed by one or more parties to this Agreement on any number of separate counterparts (including by facsimile), and all of said counterparts taken together will be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Amendment on the date first written above.

     NALCO COMPANY

     By: /s/ William H. Joyce
        ------------------------------------
      Name: William H. Joyce
      Title:     Chairman and Chief Executive Office

     BLACKSTONE MANAGEMENT PARTNERS IV L.L.C.

     By: /s/ Chinh Chu
        ------------------------------------
        Name: Chinh Chu
        Title: Member

         Apollo Management V, L.P.

     By:  /s/ Josh Harris
        ------------------------------------
        Name: Josh Harris
        Title:    Vice President

     GOLDMAN SACHS & CO.

      By: /s/ Sanjeev K. Mehra
        ------------------------------------
        Name: Sanjeev K. Mehra
        Title:    Managing Director